UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2017

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 3, 2017, Ares Capital Corporation (the “Registrant”) completed its acquisition of American Capital pursuant to the terms and conditions of the Agreement and Plan of Merger, dated May 23, 2016 (the “Merger Agreement”), among the Registrant, American Capital, Ltd. (“American Capital”), Orion Acquisition Sub, Inc., a wholly owned subsidiary of the Registrant (“Acquisition Sub”), Ivy Hill Asset Management L.P, a wholly owned portfolio company of the Registrant (“IHAM”), Ivy Hill Asset Management GP, LLC, in its capacity as general partner of IHAM, American Capital Asset Management, LLC, a wholly owned portfolio company of American Capital (“ACAM”), and solely for the limited purposes set forth therein, Ares Capital Management LLC, the Registrant’s investment adviser (“Ares Capital Management”). To effect the acquisition, (i) Acquisition Sub merged with and into American Capital, with American Capital remaining as the surviving entity in such merger as a wholly owned subsidiary of the Registrant and (ii) ACAM merged with and into IHAM, with IHAM remaining as the surviving entity in such merger as a wholly owned portfolio company of the Registrant (collectively, the “mergers”).  Immediately following the mergers, American Capital converted into a Delaware limited liability company and withdrew its election as a “business development company” (as defined in the Investment Company Act of 1940, as amended).

Pursuant to the Merger Agreement, American Capital stockholders received the right to the following merger consideration for each share of American Capital common stock owned: (i) $6.48 per share in cash from the Registrant (including a make-up dividend in the amount of $0.07 per share), (ii) 0.483 shares of the Registrant’s common stock for each share of American Capital common stock held immediately prior to the mergers, (iii) $2.45 per share in cash, which amount represents the per share cash consideration paid to American Capital pursuant to the sale by ACAM of American Capital Mortgage Management, LLC to American Capital Agency Corp., which was completed on July 1, 2016 and (iv) approximately $1.20 per share in cash from Ares Capital Management, acting solely on its own behalf.

In connection with the American Capital acquisition,  Ares Capital Management has agreed to waive up to $100 million in income based fees from the Registrant for the first ten calendar quarters beginning with the second quarter of 2017, in an amount equal to the lesser of (1) $10 million of the income based fees and (2) the amount of income based fees for each such quarter, in each case, to the extent earned and payable by the Registrant in such quarter pursuant to and as calculated under the Registrant’s investment advisory and management agreement (the “Fee Waiver”).

The foregoing descriptions of the mergers, the Merger Agreement and the Fee Waiver are qualified in their entirety by reference to the Merger Agreement and Transaction Support Agreement, as applicable, copies of which were attached as Exhibit 2.1 and Exhibit 99.1, as applicable, to the Registrant’s Current Report on Form 8-K filed with the SEC on May 26, 2016 and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 3, 2017, the Registrant issued a press release, included herewith as Exhibit 99.1, and by this reference incorporated herein.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)                                 Financial statements of businesses acquired.

The consolidated balance sheets of American Capital and subsidiaries as of September 30, 2016 (unaudited) and December 31, 2015, the consolidated statements of operations for the three and nine months ended September 30, 2016 and 2015 (unaudited), the consolidated statements of cash flows for the nine months ended September 30, 2016 and 2015 (unaudited), and the consolidated schedule of investments as of September 30, 2016 (unaudited) and December 31, 2015, and the notes related thereto, are filed hereto as Exhibit 99.2 and are incorporated herein by reference.

(b)                                 Pro forma financial information.

The unaudited pro forma condensed consolidated financial information of the Registrant and American Capital reflecting the unaudited pro forma condensed consolidated balance sheet as of September 30, 2016 and the unaudited pro forma condensed consolidated income statement for the nine months ended September 30, 2016 and the year ended December 31, 2015, and the notes thereto, is filed hereto as Exhibit 99.3 and is incorporated herein by reference.

(d)                              Exhibits:

Exhibit Number	Description

99.1	Press Release, dated as of January 3, 2017
99.2	American Capital, Ltd. Consolidated Financial Statements
99.3	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: January 3, 2017

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated as of January 3, 2017
99.2	American Capital, Ltd. Consolidated Financial Statements
99.3	Unaudited Pro Forma Condensed Consolidated Financial Information